As filed with the Securities and Exchange Commission on
                         June 19, 1998.
                                       Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                   CONTINENTAL AIRLINES, INC.
     (Exact name of Registrant as specified in its charter)

          Delaware                              74-2099724
  (State or other jurisdiction               (I.R.S. Employer
of incorporation or organization)           Identification No.)

                       2929 Allen Parkway
                      Houston, Texas  77019
            (Address of principal executive offices)
                           (Zip Code)
                         ______________

                   CONTINENTAL AIRLINES, INC.
                    1998 STOCK INCENTIVE PLAN
                    (Full title of the plan)

                        Jeffery A. Smisek
                  Executive Vice President and
                         General Counsel
                   Continental Airlines, Inc.
                 2929 Allen Parkway, Suite 2010
                      Houston, Texas  77019
             (Name and address of agent for service)

                         (713) 834-2950
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                             Proposed     Proposed
Title of                     maximum      maximum
Securities      Amount       offering     aggregate   Amount of
to be           to be        price per    offering    registration
registered      registered   share (1)    price (1)      fee

Class B Common  5,500,000    $58.625     $322,437,500   $95,120
Stock, par
value $.01
per share

(1) Estimated solely for the purpose of calculating the registration fee which, pursuant to Rule 457(c), is based on the average of the high and low prices of the Class B Common Stock reported on the New York Stock Exchange on June 15, 1998.

                            Part II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (File No. 0-9781) are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, (ii) the description of Class B common stock contained in the Company's registration statement (Registration No. 0-21542) on Form 8-A, and any amendment or report filed for the purpose of updating such description, (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and (iv) the Company's Current Reports on Form 8-K dated January 25, 1998, March 3, 1998 and March 6, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters with respect to the Class B common stock offered hereby are being passed upon by Jeffery A. Smisek, Executive Vice President and General Counsel of the Company. Mr. Smisek, as an employee of the Company, is eligible to receive grants under the Continental Airlines, Inc. 1998 Stock Incentive Plan.

Item 6.  Indemnification of Directors and Officers.

         The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL provides as follows:

             "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

             (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

             (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

             (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

             (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

             (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

             (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

             (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

             (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

             (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         The Certificate of Incorporation and bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The bylaws of the Company provide as follows:

             "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability
(i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended."

         The Company maintains directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this registration statement.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         See the final paragraph under the heading "Item 6.
Indemnification of Directors and Officers" for the undertaking pursuant to Item 512(h) of Regulation S-K.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 16, 1998.

                              CONTINENTAL AIRLINES, INC.


                              By: /s/ Jeffery A. Smisek
                                       Jeffery A. Smisek
                                       Executive Vice President
                                       and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 16, 1998.

Signature                     Title


          *                   Chief Executive Officer
Gordon M. Bethune               (Principal Executive Officer)
                                and Director

          *                   Executive Vice President and Chief
Lawrence W. Kellner             Financial Officer (Principal
                                Financial Officer)

          *                   Vice President and Controller
Michael P. Bonds                (Principal Accounting Officer)


          *                   Director
Thomas J. Barrack, Jr.


                              Director
Lloyd M. Bentsen, Jr.


          *                   Director
David Bonderman


          *                   Director
Gregory D. Brenneman


          *                   Director
Patrick Foley


          *                   Director
Douglas H. McCorkindale

          *                   Director
George G.C. Parker


          *                   Director
Richard W. Pogue


          *                   Director
William S. Price III


          *                   Director
Donald L. Sturm


                              Director
Karen Hastie Williams


          *                   Director
Charles A. Yamarone


*By /s/ Sarah E. Hagy
    Sarah E. Hagy
    Attorney in-Fact
    June 16, 1998

                         EXHIBIT INDEX


Exhibit No.                   Description

  4.1(a)          Amended and Restated Certificate of
                  Incorporation of the Company (incorporated by reference to Exhibit 4.1(a) to the Company's
                  Form S-8 Registration Statement (No. 333-
                  06993)).

  4.1(b) Certificate of Designations of Series A 12% Cumulative Preferred Stock (incorporated by reference to Exhibit 1.2 to the Company's Form 8-A Registration Statement, as amended to date).

  4.2             By-Laws of the Company (incorporated by
                  reference to Exhibit 3.1 to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).

  4.3             Continental Airlines, Inc. 1998 Stock Incentive
                  Plan.

  4.4 Form of Employee Stock Option Grant pursuant to the 1998 Stock Incentive Plan.

  5               Opinion of Executive Vice President and General
                  Counsel.

  23.1            Consent of Ernst & Young LLP.

  23.2            Consent of Executive Vice President and General
                  Counsel (included in Exhibit 5).

  24              Powers of Attorney (Gordon M. Bethune, Lawrence
                  W. Kellner, Michael P. Bonds, Thomas J. Barrack, Jr., David Bonderman, Gregory D. Brenneman, Patrick Foley, Douglas H. McCorkindale, George G.C. Parker, Richard W. Pogue, William S. Price III, Donald L. Sturm, Charles A. Yamarone).

                                                     EXHIBIT 4.3

                   CONTINENTAL AIRLINES, INC.

                    1998 STOCK INCENTIVE PLAN


                           I. PURPOSE

     The purpose of the Continental Airlines, Inc. 1998 Stock Incentive Plan is to provide a means through which Continental Airlines, Inc. and its subsidiaries may attract able persons to serve as directors, or to enter or remain in the employ of the Company (as defined below) or its subsidiaries, and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its subsidiaries. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its subsidiaries. Accordingly, the Plan provides that the Company may grant to certain employees or directors shares of Restricted Stock, or the option to purchase shares of Common Stock, as hereinafter set forth. Options granted under the Plan may be either Incentive Stock Options or options that do not constitute Incentive Stock Options.


                         II. DEFINITIONS

     The following definitions (including any plural thereof) shall be applicable throughout the Plan unless specifically modified by any Section:

     (a) "Administrator" means (i) in the context of Awards made to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is subject to Section 16 of the Exchange Act (including any successor section to the same or similar effect, "Section 16"), the Committee, or (ii) in the context of Awards made to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is not subject to Section 16, the Chief Executive Officer of the Company (or, if the Chief Executive Officer is not a Director of the Company, the Committee).

     (b) "Award" means an Option or grant of Restricted Stock.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated under such section.

     (e) "Committee" means a committee of the Board comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of "Non-Employee Director" as defined in Rule 16b-3). Such committee shall be the Human Resources Committee of the Board unless and until the Board designates another committee of the Board to serve as Administrator as described in the Plan.

     (f) "Common Stock" means the Class B common stock, $.01 par value, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section IX(b).

     (g) "Company" shall mean Continental Airlines, Inc., a
Delaware corporation, or any successor thereto.

     (h) "Director" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

     (i) "Disability" means any complete and permanent disability as defined in section 22(e)(3) of the Code.

     (j) "employee" means any person (which may include a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     (l) "Incentive Stock Option" means an incentive stock option within the meaning of section 422 of the Code.

     (m) "Market Value per Share" means, as of any specified date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal securities market in which the Common Stock is then traded. If the Common Stock is not publicly traded at the time a determination of "Market Value per Share" is required to be made hereunder, the determination of such amount shall be made by the Administrator in such manner as it deems appropriate.

     (n) "Option" means an option to purchase Common Stock granted under Section VII of the Plan and includes both Incentive Stock
Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

     (o) "Option Agreement" means a written agreement between the Company and an Optionee with respect to, and evidencing the grant of, an Option.

     (p) "Optionee" means an employee or Director who has been granted an Option.

     (q) "Plan" means the Continental Airlines, Inc. 1998 Stock
Incentive Plan, as amended from time to time.

     (r) "Restricted Stock" means shares of Common Stock granted pursuant to Section VIII of the Plan as to which neither the substantial risk of forfeiture nor the restriction on transfers referred to therein has expired.

     (s) "Restricted Stock Agreement" means a written agreement between the Company and a recipient of Restricted Stock with respect to, and evidencing the grant of, Restricted Stock.

     (t) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function.

     (u) "subsidiary" means any entity (other than the Company) with respect to which the Company, directly or indirectly through one or more other entities, owns equity interests possessing 50 percent or more of the total combined voting power of all equity interests of such entity (excluding voting power that arises only upon the occurrence of one or more specified events).


          III. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective upon the date of its adoption by the Board; provided, that the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision of the Plan or of any Option Agreement or Restricted Stock Agreement, no Option shall be exercisable, and no shares of Restricted Stock shall vest, prior to such stockholder approval. No further Options or Restricted Stock may be granted under the Plan after ten years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired, and all shares of Restricted Stock granted under the Plan have vested or been forfeited.


                       IV. ADMINISTRATION

     (a) Administrator. The Plan shall be administered by the Administrator, so that Awards made to, and the administration (or interpretation of any provision) of the Plan as it relates to, any person who is subject to Section 16, shall be made or effected by the Committee, and Awards made to, and the administration (or interpretation of any provision) of the Plan as it relates to, any person who is not subject to Section 16, shall be made or effected by the Chief Executive Officer of the Company (or, if the Chief Executive Officer is not a Director of the Company, the Committee).

     (b) Powers. Subject to the express provisions of the Plan, the Administrator shall have authority, in its discretion, to determine which employees or Directors shall receive an Award, the time or times when such Award shall be granted, whether an Incentive Stock Option or nonqualified Option shall be granted, and the number of shares to be subject to each Award. In making such determinations, the Administrator shall take into account the nature of the services rendered by the respective employees or Directors, their present and potential contribution to the Company's success and such other factors as the Administrator in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Administrator shall also have the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the Option Agreements and the Restricted Stock Agreements, including such terms, restrictions and provisions as shall be requisite in the judgment of the Administrator to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determination of the Administrator on the matters referred to in this Section IV shall be conclusive; provided, however, that in the event of any conflict in any such determination as between the Committee and the Chief Executive Officer of the Company, each acting in capacity as Administrator of the Plan, the determination of the Committee shall be conclusive.


        V. SHARES SUBJECT TO THE PLAN; GRANT OF OPTIONS;
                    GRANT OF RESTRICTED STOCK

     (a) Shares Subject to the Plan. Subject to adjustment as provided in Section IX(b), the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 5,500,000 shares. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Option or a grant of Restricted Stock. To the extent that an Option or a grant of Restricted Stock lapses or the rights of the recipient with respect thereto terminate, any shares of Common Stock then subject to such Option or grant of Restricted Stock shall again be available for grant under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that (i) may be subject to Options granted to any one individual during any calendar year may not exceed 750,000 shares, and (ii) may be granted as Restricted Stock may not exceed 250,000 shares (in each case subject to adjustment as provided in Section IX(b)). The limitation set forth in clause (i) of the preceding sentence shall be applied in a manner which will permit compensation generated in connection with Options awarded under the Plan by the Committee to constitute "performance based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

     (b) Grant of Options. The Administrator may from time to time grant Options to one or more employees or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of this Plan.

     (c) Grant of Restricted Stock. The Administrator may from time to time grant Restricted Stock to one or more employees or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of this Plan.

     (d) Stock Offered. Subject to the limitations set forth in
Section V(a) above, the stock to be offered pursuant to an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.


                         VI. ELIGIBILITY

     Awards may be granted only to persons who, at the time of grant, are employees or Directors. An Award may be granted on more than one occasion to the same person and, subject to the limitations set forth in the Plan, Awards consisting of Options may include an Incentive Stock Option or an Option that is not an Incentive Stock Option or any combination thereof, and Awards may consist of any combination of Options and Restricted Stock.


                       VII. STOCK OPTIONS

     (a) Option Period. The term of each Option shall be as specified by the Administrator at the date of grant.

     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Administrator at the date of grant.

     (c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an employee at the time the Option is granted. To the extent that the aggregate Market Value per Share (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Administrator shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Market Value per Share of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by such Optionee or the Optionee's guardian or legal representative.

     (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, or (ii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by delivery of a number of shares of Common Stock (plus cash if necessary) having a Market Value per Share equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Administrator with respect thereto. The terms and conditions of the respective Option Agreements need not be identical.

     (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be set forth in the Option Agreement and shall be determined by the Administrator but, subject to adjustment as provided in Section IX(b), such purchase price shall not be less than the Market Value per Share of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Administrator. The purchase price of the Option or portion thereof shall be paid in full in the manner specified by the Administrator. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

     (f) Stockholder Rights and Privileges. The Optionee shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates representing such Common Stock have been registered in the Optionee's name.

     (g) Options in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation or other business combination of the employing corporation with the Company or any subsidiary.


                     VIII. RESTRICTED STOCK

     (a) Ownership of Restricted Stock. Each grant of Restricted Stock will constitute an immediate transfer of record and beneficial ownership of the shares of Restricted Stock to the recipient of the grant in consideration of the performance of services by such recipient (or other consideration determined by the Administrator), entitling the recipient to all voting and other ownership rights, but subject to the restrictions hereinafter referred to or contained in the related Restricted Stock Agreement. Each grant may, in the discretion of the Administrator, limit the recipient's dividend rights during the period in which the shares of Restricted Stock are subject to a substantial risk of forfeiture and restrictions on transfer.

     (b) Substantial Risk of Forfeiture and Restrictions on Transfer. Each grant of Restricted Stock will provide that (i) the shares covered thereby will be subject, for a period or periods determined by the Administrator at the date of grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of section 83 of the Code and applicable interpretive authority thereunder, and (ii) during such period or periods during which such restrictions are to continue, the transferability of the Restricted Stock subject to such restrictions will be prohibited or restricted in a manner and to the extent prescribed by the Administrator at the date of grant.

     (c) Restricted Stock Held in Trust. Shares of Common Stock awarded pursuant to a grant of Restricted Stock will be held in trust by the Company for the benefit of the recipient until such time as the applicable restriction on transfer thereof shall have expired or otherwise lapsed, at which time certificates representing such Common Stock will be delivered to the recipient.

     (d) Restricted Stock Agreement; Consideration. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve. The terms and conditions of the respective Restricted Stock Agreements need not be identical. Each grant of Restricted Stock may be made without additional consideration or in consideration of a payment by the recipient that is less than the Market Value per Share on the date of grant, as determined by the Administrator.

   IX. RECAPITALIZATION, REORGANIZATION AND CHANGE IN CONTROL

     (a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company or any subsidiary to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any subsidiary's capital structure or its business, any merger or consolidation of the Company or any subsidiary, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any subsidiary or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (b) Changes in Common Stock. The provisions of Section V(a) imposing limits on the numbers of shares of Common Stock covered by Awards granted under the Plan, as well as the number or type of shares or other property subject to outstanding Options and Restricted Stock grants and the applicable option prices per share, shall be adjusted appropriately by the Committee in the event of stock dividends, spin offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events.

     (c) Change in Control. *1/ As used in the Plan (except as otherwise provided in an applicable Option Agreement or Restricted Stock Agreement), the term "Change in Control" shall mean:

     (aa) any person (within the meaning of Section 13(d) or 14(d) under the Exchange Act, including any group (within the meaning of
Section 13(d)(3) under the Exchange Act), a "Person") is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (such Person being referred to as an "Acquiring Person") representing the greater of (x) 25% of the combined voting power of the Company's outstanding securities and
(y) the proportion of the combined voting power of the Company's outstanding securities represented by securities of the Company beneficially owned, directly or indirectly, by Northwest Airlines Corporation ("Northwest") and any Person controlling, controlled by or under common control with Northwest at the time of reference (excluding, for purposes of determining such proportion of the combined voting power under this clause (y), any securities beneficially owned by Northwest (and any Person controlling, controlled by or under common control with Northwest) which are deemed beneficially owned by such Acquiring Person); other than beneficial ownership by (i) the Company or any subsidiary of the
_____________
     *1. If the acquisition of Air Partners' interest in the Company contemplated by the Investment Agreement dated as of January 25, 1998 among Northwest, Newbridge Parent Corporation, Air Partners, L.P., the partners of Air Partners, L.P. signatory thereto, Bonderman Family Limited Partnership, 1992 Air, Inc. and Air Saipan, Inc., as amended by Amendment No. 1 thereto dated as of February 27, 1998, is not consummated, there shall automatically be substituted, in lieu of the Change in Control provision of the Plan (Section IX(c)) set forth herein, the alternate Change in Control provision attached to the Plan and captioned "Alternate Change in Control Provision".

Company, (ii) any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such employee benefit plan (unless such plan or Person is a party to or is utilized in connection with a transaction led by Outside Persons), (iii) Northwest or any Person controlling, controlled by or under common control with Northwest (unless Northwest is controlled by or under common control with Delta Air Lines, Inc.), or (iv) (I) 1992 Air, Inc., (II) any Person who controlled 1992 Air, Inc. as of February 26, 1998, including David Bonderman and James Coulter, or (III) any Person controlled by any such Person (Persons referred to in clauses (i) through (iv) hereof are hereinafter referred to as "Excluded Persons"); or

     (bb) individuals who constituted the Board as of February 26, 1998 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to February 26, 1998 whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or who was nominated for election by Excluded Persons shall be considered as though such individual were a member of the Incumbent Board; or

     (cc) the Company merges with or consolidates into or engages in a reorganization or similar transaction with another entity
(including Northwest) pursuant to a transaction in which the Company is not the "Controlling Corporation"; or

     (dd) the Company sells or otherwise disposes of all or substantially all of its assets, other than to Excluded Persons, or the Company sells or otherwise disposes of all or substantially all of its assets to Northwest or any Person controlling, controlled by or under common control with Northwest.

     For purposes of clause (aa) above, if at any time there exist securities of different classes entitled to vote separately in the election of directors, the calculation of the proportion of the voting power held by a beneficial owner of the Company's securities shall be determined as follows: first, the proportion of the voting power represented by securities held by such beneficial owner of each separate class or group of classes voting separately in the election of directors shall be determined, provided that securities representing more than 50% of the voting power of securities of any such class or group of classes shall be deemed to represent 100% of such voting power; second, such proportion shall then be multiplied by a fraction, the numerator of which is the number of directors which such class or classes is entitled to elect and the denominator of which is the total number of directors elected to membership on the Board at the time; and third, the product obtained for each such separate class or group of classes shall be added together, which sum shall be the proportion of the combined voting power of the Company's outstanding securities held by such beneficial owner.

     For purposes of clause (aa) above, the term "Outside Persons" means any Persons other than (I) Persons described in clauses
(aa)(i) or (iii) or (iv) above (as to Persons described in clause
(aa)(iii) or (iv) above, while they are Excluded Persons) and (II) members of senior management of the Company in office immediately prior to the time the Acquiring Person acquires the beneficial ownership described in clause (aa).

     For purposes of clause (cc) above, the Company shall be considered to be the Controlling Corporation in any merger, consolidation, reorganization or similar transaction unless either
(1) the shareholders of the Company immediately prior to the consummation of the transaction (the "Old Shareholders") would not, immediately after such consummation, beneficially own, directly or indirectly, securities of the resulting entity entitled to elect a majority of the members of the Board of Directors or other governing body of the resulting entity or (2) those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity, provided that (I) there shall be excluded from the determination of the voting power of the Old Shareholders securities in the resulting entity beneficially owned, directly or indirectly, by the other party to the transaction and any such securities beneficially owned, directly or indirectly, by any Person acting in concert with the other party to the transaction,
(II) there shall be excluded from the determination of the voting power of the Old Shareholders securities in the resulting entity acquired in any such transaction other than as a result of the beneficial ownership of Company securities prior to the transaction and (III) persons who are directors of the resulting entity shall be deemed not to have been directors of the Company immediately prior to the consummation of the transaction if they were elected as directors of the Company within 90 days prior to the consummation of the transaction.

     The exclusion described in clause (aa)(iii) above shall cease to have any force or effect (and the Persons described therein shall cease to be Excluded Persons) if Northwest (together with any Person controlling, controlled by or under common control with Northwest) ceases to be, for a period of thirty consecutive calendar days, the beneficial owner, directly or indirectly, of securities of the Company representing at least 25% of the combined voting power of the Company's outstanding securities. The exclusion described in clause (aa)(iv) above shall cease to have any force or effect (and the Persons described therein shall cease to be Excluded Persons) if (A) the Person acquiring beneficial ownership is not controlled by David Bonderman or James Coulter, or (B) the Person acquiring beneficial ownership (together with any Person controlling, controlled by or under common control with such Person) ceases to be, for a period of thirty consecutive calendar days, the beneficial owner, directly or indirectly, of securities of the Company representing at least 25% of the combined voting power of the Company's outstanding securities.

     Upon the occurrence of a Change in Control, with respect to each recipient of an Award hereunder, (AA) all Options granted to such recipient and outstanding at such time shall immediately vest and become exercisable in full (but subject, however, in the case of Incentive Stock Options, to the aggregate fair market value, determined as of the date the Incentive Stock Options are granted, of the stock with respect to which Incentive Stock Options are exercisable for the first time by such recipient during any calendar year not exceeding $100,000) and, except as required by law, all restrictions on the transfer of shares acquired pursuant to such Options shall terminate and (BB) all restrictions applicable to such recipient's Restricted Stock shall be deemed to have been satisfied and such Restricted Stock shall vest in full.

     In addition, except as otherwise provided in the applicable Option Agreement, if a recipient of an Award hereunder becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an Award) pursuant to the terms of the Plan (the "Total Payments"), which are or become subject to the tax imposed by section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company or subsidiary for whom the recipient is then performing services shall pay to the recipient an additional amount (the "Gross-Up Payment") such that the net amount retained by the recipient, after reduction for any Excise Tax on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-Up Payment, shall equal the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the recipient shall be deemed (aa) to pay federal income taxes at the highest stated rate of federal income taxation (including surtaxes, if any) for the calendar year in which the Gross-Up Payment is to be made (for 1998, the highest stated rate is 39.6%); and (bb) to pay any applicable state and local income taxes at the highest stated rate of taxation (including surtaxes, if any) for the calendar year in which the Gross-Up Payment is to be made. Any Gross-Up Payment required hereunder shall be made to the recipient at the same time any Total Payment subject to the Excise Tax is paid or deemed received by the recipient.


            X. AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the recipient thereof without the consent of such recipient, and provided further that the Board may not, without approval of the stockholders of the Company, amend the Plan to (a) increase the maximum aggregate number of shares that may be issued under the Plan or (b) change the class of individuals eligible to receive Awards under the Plan.

                        XI. MISCELLANEOUS

     (a) No Right to an Option or Restricted Stock. Neither the adoption of the Plan nor any action of the Board or the Administrator shall be deemed to give an employee or Director any right to be granted an Award or any other rights hereunder except as may be evidenced by an Option Agreement or Restricted Stock Agreement duly executed and delivered on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

     (b) No Employment or Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

     (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered thereby have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Administrator deems applicable and, in the opinion of legal counsel to the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to (i) make deductions from any settlement or exercise of an Award made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations. The Administrator may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (together with cash, as appropriate) to be used to satisfy required tax withholding based on the Market Value per Share of any such shares of Common Stock, as of the last trading day preceding the exercise or settlement of the Award.

     (d) No Restriction on Corporate Action. Subject to the restrictions contained in Section X, nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action, whether or not such action would have an adverse effect on the Plan or any Award granted hereunder. No employee, Director, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

     (e) Restrictions on Transfer of Options and Certain Underlying Shares. An Option (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Section VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Administrator. In the discretion of the Administrator, a percentage (determined by the Administrator and set forth in the applicable Option Agreement) of the aggregate shares of Common Stock obtained from exercises of an Option (which percentage may be satisfied out of particular exercises as determined by the Administrator and set forth in the applicable Option Agreement) shall not be transferable prior to the earliest to occur of (x) the termination of the relevant Option term (or such shorter period as may be determined by the Administrator and set forth in the Option Agreement), (y) the Optionee's retirement, death or Disability, or (z) termination of the Optionee's employment with the Company and its subsidiaries.

     (f) Governing Law. The Plan shall be construed in accordance with the laws of the State of Delaware.

           ALTERNATE CHANGE IN CONTROL PROVISION*2/

(c) Change in Control. As used in the Plan, the term "Change in Control" shall mean:

     (aa) any person (within the meaning of Section 13(d) or 14(d) under the Exchange Act, including any group (within the meaning of Section 13(d)(3) under the Exchange Act), a "Person") is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (such Person being referred to as an "Acquiring Person") representing the greater of (x) 25% of the combined voting power of the Company's outstanding securities and
(y) the proportion of the combined voting power of the Company's outstanding securities represented by securities of the Company beneficially owned, directly or indirectly, by Air Partners, L.P. ("Air Partners") and any Person controlling, controlled by or under common control with Air Partners at the time of reference (excluding, for purposes of determining such proportion of the combined voting power under this clause (y), any securities beneficially owned by Air Partners (and any Person controlling, controlled by or under common control with Air Partners) which are deemed beneficially owned by such Acquiring Person); other than beneficial ownership by (i) the Company or any subsidiary of the Company, (ii) any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such employee benefit plan (unless such plan or Person is a party to or is utilized in connection with a transaction led by Outside Persons), or (iii) Air Partners or any Person (other than any air carrier that is not the Company and that is currently controlled by or under common control with Air Partners, or a holding company or subsidiary of any such air carrier) controlling, controlled by or under common control with Air Partners (Persons referred to in clauses (i) through (iii) hereof are hereinafter referred to as "Excluded Persons"); or

     (bb) individuals who constituted the Board as of February 28, 1997 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to February 28, 1997 whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then
________________________
     *2. If the acquisition of Air Partner's interest in the Company contemplated by the Investment Agreement dated as of January 25, 1998 among Northwest, Newbridge Parent Corporation, Air Partners, L.P., the partners of Air Partners, L.P. signatory thereto, Bonderman Family Limited Partnership, 1992 Air, Inc. and Air Saipan, Inc., as amended by Amendment No. 1 thereto dated as of February 27, 1998, is not consummated, there shall automatically be substituted, in lieu of the Change in Control provision of the Plan (Section IX(c)) set forth herein, this alternate Change in Control provision captioned "Alternate Change in Control Provision".

comprising the Incumbent Board or who was nominated for election by Excluded Persons shall be considered as though such individual were a member of the Incumbent Board; or

     (cc) the Company merges with or consolidates into or engages in a reorganization or similar transaction with another entity pursuant to a transaction in which the Company is not the "Controlling Corporation"; or

     (dd) the Company sells or otherwise disposes of all or substantially all of its assets, other than to Excluded Persons.

     For purposes of clause (aa) above, if at any time there exist securities of different classes entitled to vote separately in the election of directors, the calculation of the proportion of the voting power held by a beneficial owner of the Company's securities shall be determined as follows: first, the proportion of the voting power represented by securities held by such beneficial owner of each separate class or group of classes voting separately in the election of directors shall be determined, provided that securities representing more than 50% of the voting power of securities of any such class or group of classes shall be deemed to represent 100% of such voting power; second, such proportion shall then be multiplied by a fraction, the numerator of which is the number of directors which such class or classes is entitled to elect and the denominator of which is the total number of directors elected to membership on the Board at the time; and third, the product obtained for each such separate class or group of classes shall be added together, which sum shall be the proportion of the combined voting power of the Company's outstanding securities held by such beneficial owner.

     For purposes of clause (aa) above, the term "Outside Persons" means any Persons other than Persons described in clauses (aa)(i) or (iii) above (as to Persons described in clause (aa)(iii) above, while they are Excluded Persons) or members of senior management of the Company in office immediately prior to the time the Acquiring Person acquires the beneficial ownership described in clause (aa).

     For purposes of clause (cc) above, the Company shall be considered to be the Controlling Corporation in any merger, consolidation, reorganization or similar transaction unless either
(1) the shareholders of the Company immediately prior to the consummation of the transaction (the "Old Shareholders") would not, immediately after such consummation, beneficially own, directly or indirectly, securities of the resulting entity entitled to elect a majority of the members of the Board of Directors or other governing body of the resulting entity or (2) those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity, provided that (I) there shall be excluded from the determination of the voting power of the Old Shareholders securities in the resulting entity beneficially owned, directly or indirectly, by the other party to the transaction and any such securities beneficially owned, directly or indirectly, by any Person acting in concert with the other party to the transaction (unless such other party or such Person is Air Partners, if Air Partners has not ceased to be an Excluded Person), (II) there shall be excluded from the determination of the voting power of the Old Shareholders securities in the resulting entity acquired in any such transaction other than as a result of the beneficial ownership of Company securities prior to the transaction and (III) persons who are directors of the resulting entity shall be deemed not to have been directors of the Company immediately prior to the consummation of the transaction if they were elected as directors of the Company within 90 days prior to the consummation of the transaction.

     The exclusion described in clause (aa)(iii) above shall cease to have any force or effect (and the Persons described therein shall cease to be Excluded Persons) if (A) Air Partners ceases to be, for a period of thirty consecutive calendar days, the beneficial owner, directly or indirectly, of securities of the Company representing at least 25% of the combined voting power of the Company's outstanding securities or (B) there occurs a "change in the ownership or effective control" (within the meaning of section 280G of the Code) of Air Partners.

     Upon the occurrence of a Change in Control, with respect to each recipient of an Award hereunder, (AA) all Options granted to such recipient and outstanding at such time shall immediately vest and become exercisable in full (but subject, however, in the case of Incentive Stock Options, to the aggregate fair market value, determined as of the date the Incentive Stock Options are granted, of the stock with respect to which Incentive Stock Options are exercisable for the first time by such recipient during any calendar year not exceeding $100,000) and, except as required by law, all restrictions on the transfer of shares acquired pursuant to such Options shall terminate and (BB) all restrictions applicable to such recipient's Restricted Stock shall be deemed to have been satisfied and such Restricted Stock shall vest in full.

     In addition, if a recipient of an Award hereunder becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an Award) pursuant to the terms of the Plan (the "Total Payments"), which are or become subject to the tax imposed by section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company or subsidiary for whom the recipient is then performing services shall pay to the recipient an additional amount (the "Gross-Up Payment") such that the net amount retained by the recipient, after reduction for any Excise Tax on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-Up Payment, shall equal the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the recipient shall be deemed (aa) to pay federal income taxes at the highest stated rate of federal income taxation (including surtaxes, if any) for the calendar year in which the Gross-Up Payment is to be made (for 1996, the highest stated rate is 39.6%); and (bb) to pay any applicable state and local income taxes at the highest stated rate of taxation (including surtaxes, if any) for the calendar year in which the Gross-Up Payment is to be made. Any Gross-Up Payment required hereunder shall be made to the recipient at the same time any Total Payment subject to the Excise Tax is paid or deemed received by the recipient.

                                                     EXHIBIT 4.4


                     STOCK OPTION AGREEMENT
                  (PURSUANT TO THE TERMS OF THE
                    CONTINENTAL AIRLINES, INC.
                   1998 STOCK INCENTIVE PLAN)


     This STOCK OPTION AGREEMENT (this "Option Agreement") is between Continental Airlines, Inc., a Delaware corporation
("Company"), and __________ ("Optionee"), and is dated as of the date set forth immediately above the signatures below.

     1.   Grant of Option.   The Company hereby grants to Optionee
the right, privilege and option as herein set forth (the "Option") to purchase up to ___________ (#####) shares (the "Shares") of Class B common stock, $.01 par value per share, of Company ("Common Stock"), in accordance with the terms of this Option Agreement.
The Shares, when issued to Optionee upon the exercise of the Option, shall be fully paid and nonassessable. The Option is granted pursuant to and to implement in part the Continental Airlines, Inc. 1998 Stock Incentive Plan (as amended and in effect from time to time, the "Plan") and is subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Option Agreement. Optionee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Option Agreement. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided. All references to specified paragraphs pertain to paragraphs of this Option Agreement unless otherwise provided. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Option Term. Subject to earlier termination as provided herein, the Option shall terminate on [fifth anniversary]. The period during which the Option is in effect is referred to as the "Option Period".

     3.   Option Exercise Price.  The exercise price (the "Option
Price") of the Shares subject to the Option shall be $__.__ per Share (which is the Market Value per Share on the date hereof).

     4. Vesting. Subject to the following provisions of this Paragraph 4, the total number of Shares subject to this Option shall vest in twenty-five percent (25%) increments on each of [anniversary], 1999, [anniversary], 2000, [anniversary], 2001 and [anniversary], 2002. The vested Shares that may be acquired under the Option may be purchased at any time after they become vested, in whole or in part, during the Option Period. In addition, the total number of Shares subject to this Option shall vest and become exercisable upon the occurrence of one of the events as described in Paragraph 6(c) or 6(d).

     5. Method of Exercise. To exercise the Option, Optionee shall deliver an irrevocable written notice to Company (to the attention of the Secretary of the Company) stating the number of Shares with respect to which the Option is being exercised together with payment for such Shares. Payment shall be made (i) in cash or by check acceptable to Company, (ii) in nonforfeitable, unrestricted shares of Company's Common Stock owned by Optionee at the time of exercise of the Option having an aggregate market value (measured by the Market Value per Share) at the date of exercise equal to the aggregate exercise price of the Option being exercised or (iii) by a combination of (i) and (ii). In addition, at the request of Optionee, and to the extent permitted by applicable law and subject to Paragraph 15, the Option may be exercised pursuant to a "cashless exercise" arrangement with any brokerage firm approved by the Administrator or its delegate under which arrangement such brokerage firm, on behalf of Optionee, shall pay to Company the exercise price of the Options being exercised, and Company, pursuant to an irrevocable notice from Optionee, shall promptly after receipt of the exercise price deliver the shares being purchased to such firm.

     6. Termination of Employment; Change in Control. Voluntary or involuntary termination of employment, retirement, death or Disability of Optionee, or occurrence of a Change in Control, shall affect Optionee's rights under the Option as follows:

          (a)  Involuntary Termination for Gross Misconduct.  The
     Option shall terminate immediately and shall not be exercisable if Optionee's employment (defined below) is terminated involuntarily for gross misconduct (defined below).

          (b) Other Involuntary Termination or Voluntary Termination. If Optionee's employment is terminated involuntarily other than for gross misconduct or if Optionee voluntarily terminates employment, then immediately (i) the Option shall terminate as to Shares subject thereto to the extent not yet then vested pursuant to Paragraph 4 or pursuant to Paragraph 6(c) below, and (ii) the Option shall terminate as to all remaining Shares subject thereto to the extent not exercised pursuant to Paragraph 5 within 30 days after such termination of employment.

          (c) Change in Control. If a Change in Control shall occur, then immediately the Option shall vest and become exercisable in full; provided, that from and after the date of the closing of the Air Partners Transaction (as defined below), if the Change in Control is the result of a business combination with Northwest or any Person controlling, controlled by or under common control with Northwest, the Committee shall determine whether, in connection with such business combination, a change in the composition of the persons with authority to exercise policy-making functions with respect to the business of the Company has or is reasonably expected to occur, such that the expectations of employees of the Company concerning the direction and management of the Company would be reasonably expected to be materially affected, and a Change in Control shall be deemed to occur as a result of such business combination only if the Committee determines that such a change has or is reasonably expected to occur. Notwithstanding any determination by the Committee that such a change has not or is not reasonably expected to occur, if Optionee's employment with the Company (or any subsidiary which is the principal employer of Optionee) is terminated by the Company (or such subsidiary) at any time during the two year period following the date of the closing of a business combination with Northwest or any Person controlling, controlled by or under common control with Northwest which, but for the determination by the Committee, would constitute a Change in Control, and such termination of employment by the Company is for any reason other than (I) death, (II) Disability, (III) the willful and continued failure by Optionee substantially to perform his duties and obligations to the Company or such subsidiary (other than any such failure resulting from a Disability) which failure continues after the date which is 30 days after the Company has given written notice thereof to Optionee which notice specifies the aspects in which Optionee has failed to perform his duties or obligations to the Company or such subsidiary and sets forth specific corrective action required of Optionee to be taken within 30 days of the date of giving of the notice, or (IV) the willful engaging by Optionee in misconduct concerning the Company or such subsidiary, then upon such termination of employment by the Company the Option shall immediately vest and become exercisable in full during the 30 day period following such termination of employment.

          Optionee hereby agrees that the Air Partners Transaction does not constitute a Change in Control for purposes of this Option Agreement, and irrevocably waives any claim that he may have that the Air Partners Transaction constitutes a Change in Control for purposes of this Option Agreement.

          (d) Retirement, Death or Disability. If Optionee's employment is terminated by retirement, death or Disability, then immediately the Option shall become exercisable in full, whether or not otherwise exercisable, for a term of one year thereafter by Optionee or, in the case of death, by the person or persons to whom Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution, or in the case of Disability, by Optionee's personal representative. However, in no event may any Option be exercised by anyone after the earlier of (y) the expiration of the Option Period or (z) one year after Optionee's death, retirement or Disability (described above).

          (e) Definitions. For purposes of the Option, "employment" means employment by Company or a subsidiary (as the term "subsidiary" is defined in the Plan). In this regard, neither the transfer of a Participant from employment by Company to employment by a subsidiary nor the transfer of a Participant from employment by a subsidiary to employment by Company shall be deemed to be a termination of employment of the Participant. Moreover, the employment of a Participant shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by Company or a subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Participant returns to active employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. "Gross misconduct" means such misconduct, dishonesty, wilful and repeated disobedience or other action or inaction as might reasonably be expected to injure Company or any of its subsidiaries or its or their business interests or reputation. The Administrator's determination in good faith regarding whether a termination of employment, gross misconduct or Disability has occurred shall be conclusive and determinative. "Air Partners Transaction" means the acquisition of the interests in the Company of Air Partners, L.P. and related parties contemplated by that certain Investment Agreement dated as of January 25, 1998 among Northwest Airlines Corporation, Newbridge Parent Corporation, Air Partners, L.P., the partners of Air Partners, L.P. signatory thereto, Bonderman Family Limited Partnership, 1992 Air, Inc. and Air Saipan, Inc., as amended.

     7. Reorganization of Company and Subsidiaries. The existence of the Option shall not affect in any way the right or power of Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8.   Adjustment of Shares.   In the event of stock dividends,
spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments shall be made to the terms and provisions of this Option, in the same manner as is provided for adjustments to the terms and provisions of the warrants issued by Company to Air Canada and to Air Partners, L.P. under the Warrant Agreement dated as of April 27, 1993.

     9. No Rights in Shares. Optionee shall have no rights as a stockholder in respect of Shares until such Optionee becomes the holder of record of such Shares.

     10. Certain Restrictions. By exercising the Option, Optionee agrees that if at the time of such exercise the sale of Shares issued hereunder is not covered by an effective registration statement filed under the Securities Act of 1933 ("Act"), Optionee will acquire the Shares for Optionee's own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this Option Agreement. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Option.

     11. Shares Reserved. Company shall at all times during the Option Period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option.

     12. Nontransferability of Option. The Option granted pursuant to this Option Agreement is not transferable other than by will, the laws of descent and distribution or by qualified domestic relations order. The Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's guardian or legal representative. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee.

     13. Amendment and Termination. No amendment or termination of the Option which would impair the rights of Optionee shall be made by the Board or the Administrator at any time without the written consent of Optionee. No amendment or termination of the Plan will adversely affect the rights, privileges and option of Optionee under the Option without the written consent of Optionee.

     14. No Guarantee of Employment. The Option shall not confer upon Optionee any right with respect to continuance of employment or other service with Company or any subsidiary, nor shall it interfere in any way with any right Company or any subsidiary would otherwise have to terminate such Optionee's employment or other service at any time.

     15.  Withholding of Taxes.  Company shall have the right to
(i) make deductions from any settlement or exercise of an Award made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law or (ii) take any other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

     16. No Guarantee of Tax Consequences. Neither Company nor any subsidiary nor the Administrator makes any commitment or guarantee that any federal, state or foreign tax treatment will apply or be available to any person eligible for benefits under the Option.

     17. Severability. In the event that any provision of the Option shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Option, and the Option shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     18. Governing Law. The Option shall be construed in accordance with the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law.

     19.  Miscellaneous Provisions.

          (a) Not a Contract of Employment; No Acquired Rights. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between the Company or any of its subsidiaries and any person. Receipt of an Award under the Plan at any given time shall not be deemed to create the right to receive in the future an Award under the Plan, or any other incentive awards granted to an employee of the Company or any of its subsidiaries, and shall not constitute an acquired labor right for purposes of any foreign law. The Plan shall not afford any recipient of an Award any additional right to severance payments or other termination awards or compensation under any foreign law as a result of the termination of such recipient's employment for any reason whatsoever.

          (b) Not a Part of Salary. The grant of an Award under the Plan is not intended to be a part of the salary of the recipient.

          (c)  Foreign Indemnity.  Optionee agrees to indemnify
Company for the Optionee's portion of any social insurance obligations or taxes arising under any foreign law with respect to the grant or exercise of this Option or the sale or other disposition of the Shares acquired hereunder.

          (d) Conflicts With Any Employment Agreement. If Optionee has an employment agreement with Company or any of its subsidiaries which contains different or additional provisions relating to vesting of options, or otherwise conflicts with the terms of this Option Agreement, the provisions of the employment agreement shall govern.

    IN WITNESS WHEREOF, the parties have entered into this Option
Agreement as of the _________ of _______, 1998.

                              "COMPANY"

                              CONTINENTAL AIRLINES, INC.
                              By Order of the Administrator


                              By:
                              Name:  Jeffery A. Smisek
                              Title:  Executive Vice President


                              "OPTIONEE"


                              ________________________________
                              Name:

                                                       EXHIBIT 5


                              June 16, 1998


Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas 77019

Ladies and Gentlemen:

     I am Executive Vice President and General Counsel of Continental Airlines, Inc., a Delaware corporation (the "Company"), and I have advised the Company in connection with the registration pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the proposed offering and sale of up to 5,500,000 shares of Class B common stock, par value $.01 per share, of the Company (the "Common Stock") pursuant to the Company's 1998 Stock Incentive Plan (the "Plan").

     In this connection, I have examined the corporate records of the Company, including its Restated Certificate of Incorporation, its Bylaws and minutes of meetings of its directors. I have also examined the Registration Statement, together with the exhibits thereto and such other documents as I have deemed necessary for the purpose of expressing the opinion contained herein.

     Based upon the foregoing, I am of the opinion that the Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein under the caption "Item 5. Interests of Named Experts and Counsel". In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                              Very truly yours,


                              /s/  Jeffery A. Smisek
EXHIBIT 23.1


                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Continental Airlines, Inc. (the "Company") pertaining to the Continental Airlines, Inc. 1998 Stock Incentive Plan of our report dated February 9, 1998 (except for Note 13, as to which the date is March 18, 1998), with respect to the consolidated balance sheets of Continental Airlines, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, redeemable preferred stock and common stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 and our report dated March 18, 1998 with respect to the related financial statement schedule, all included in the Company's 1997 Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

                              /s/ ERNST & YOUNG LLP

Houston, Texas
June 15, 1998

                                                      EXHIBIT 24


                        POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ Gordon Bethune

                              Print Name:  Gordon Bethune

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ Lawrence W. Kellner

                              Print Name:  Lawrence W. Kellner

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ Michael P. Bonds

                              Print Name:  Michael P. Bonds

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ Thomas J. Barrack

                              Print Name:  Thomas J. Barrack Jr.

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ David Bonderman

                              Print Name:  David Bonderman

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ Greg Brenneman

                              Print Name:  Greg Brenneman

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ Pat Foley

                              Print Name:  Pat Foley

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ Douglas McCorkindale

                              Print Name:  Douglas McCorkindale

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ George G.C. Parker

                              Print Name:  George G.C. Parker

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ Richard W. Pogue

                              Print Name:  Richard W. Pogue

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ William S. Price III

                              Print Name:  William S. Price III

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ Donald L. Sturm

                              Print Name:  Donald L. Sturm

                       POWER OF ATTORNEY


     The undersigned officer and/or director of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek, Scott R. Peterson, Sarah E. Hagy, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as officer and/or director, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 ("Registration Statement") relating to the Continental Airlines, Inc. 1998 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for the undersigned the Registration Statement and any and all amendments (including post-effective amendments) thereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


Date:  May 21, 1998           By:  /s/ Charles A. Yamarone

                              Print Name:  Charles A. Yamarone